As filed with the Securities and Exchange Commission on September 22, 2009
Registration Number 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Waste Management, Inc.
(Exact name of registrant as specified in its charter)

Delaware	73-1309529
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1001 Fannin Street, Suite 4000
Houston, Texas 77002
(713) 512-6200
(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)
Waste Management, Inc.
1001 Fannin Street, Suite 4000
Houston, Texas 77002
(713) 512-6200
Attention: General Counsel
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of	Amount to be Registered/Proposed Maximum Offering Price per Unit/
Securities to be Registered	Proposed Maximum Aggregate Offering Price/Amount of Registration Fee
Debt Securities
Common Stock, par value $0.01 per share	(1)
Preferred Stock
Warrants
Guarantees(2)
Units(3)

(1)	An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be issued at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all of the registration fees and will pay such fees on a pay-as-you-go basis.

(2)	We are also registering guarantees that Waste Management Holdings, Inc. may have with respect to debt securities we may issue. No separate consideration will be received for the guarantees. See inside facing page for information on the additional registrant guarantor.

(3)	Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

TABLE OF ADDITIONAL REGISTRANT GUARANTORS

Address Including
	State or Other		Zip Code and
	Jurisdiction of	IRS Employer	Telephone Number of
	Incorporation or	Identification	Principal Executive
Exact Name as Specified in Charter	Organization	Number	Office

Waste Management Holdings, Inc.	Delaware	36-26660763	1001 Fannin Street Suite 4000 Houston, Texas 77002

PROSPECTUS

WASTE MANAGEMENT, INC.

DEBT SECURITIES
COMMON STOCK
PREFERRED STOCK
WARRANTS
GUARANTEES
UNITS

We or selling securityholders may from time to time offer to sell the securities listed above in one or more classes or series in amounts, at prices and on terms that will be determined at the time of the offering.

Each time we or a selling securityholder sell securities pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering and the specific terms of the securities offered. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities.

Our common stock is listed on the New York Stock Exchange under the symbol “WM.”

Investing in our securities involves risks. See “Risk Factors” on page 5 of this prospectus, the risk factors included in our periodic reports that we file with the Securities Exchange Commission and the applicable prospectus supplement before you invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated September 22, 2009

If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document, unless the information specifically indicates that another date applies.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into this prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical facts, included or incorporated herein regarding our strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “would,” and similar expressions or expressions or the negative of these terms. Such statements are only predictions and, accordingly, are subject to substantial risks, uncertainties and assumptions.

Many factors could affect our actual results, and variances from our current expectations regarding these factors could cause actual results to differ materially from those expressed in our forward-looking statements. We presently consider the factors set forth below to be important factors that could cause actual results to differ materially from our published expectations. A more detailed discussion of these factors, as well as other factors that could affect our results, is contained under the heading “Risk Factors” in our report on Form 10-K for the year ended December 31, 2008. However, management cannot predict all factors, or combinations of factors, that may cause actual results to differ materially from those projected in any forward-looking statements. Factors that we currently believe could cause our results to be different from our expectations include:

•	continued volatility and further deterioration in the credit markets, inflation, higher interest rates and other general and local economic conditions may negatively affect the volumes of waste generated, our liquidity, our financing costs and other expenses;

•	economic conditions may negatively affect parties with whom we do business, which could result in late payments or the uncollectability of receivables as well as the non-performance of certain agreements, including expected funding under our credit agreement, which could negatively impact our liquidity and results of operations;

•	competition may negatively affect our profitability or cash flows, our price increases may have negative effects on volumes, and price roll-backs and lower than average pricing to retain and attract customers may negatively affect our average yield on collection and disposal business;

•	we may be unable to maintain or expand margins if we are unable to control costs or raise prices;

•	we may not be able to successfully execute or continue our operational or other margin improvement plans and programs, including: pricing increases; passing on increased costs to our customers; reducing costs; and divesting under-performing assets and purchasing accretive businesses, any failures of which could negatively affect our revenues and margins;

•	weather conditions cause our quarter-to-quarter results to fluctuate, and harsh weather or natural disasters may cause us to temporarily shut down operations;

•	possible changes in our estimates of costs for site remediation requirements, final capping, closure and post-closure obligations, compliance and regulatory developments may increase our expenses;

•	regulations may negatively impact our business by, among other things, restricting our operations, increasing costs of operations or requiring additional capital expenditures;

•	climate change legislation, including possible limits on carbon emissions, may negatively impact our results of operations by increasing expenses related to tracking, measuring and reporting our greenhouse gas emissions and increasing operating costs and capital expenditures that may be required to comply with any such legislation;

•	if we are unable to obtain and maintain permits needed to open, operate, and/or expand our facilities, our results of operations will be negatively impacted;

•	limitations or bans on disposal or transportation of out-of-state, cross-border, or certain categories of waste, as well as mandates on the disposal of waste, can increase our expenses and reduce our revenue;

•	fuel price increases or fuel supply shortages may increase our expenses or restrict our ability to operate;

•	increased costs or the inability to obtain financial assurance or the inadequacy of our insurance coverages could negatively impact our liquidity and increase our liabilities;

•	possible charges as a result of shut-down operations, uncompleted development or expansion projects or other events may negatively affect earnings;

•	fluctuations in commodity prices may have negative effects on our operating results;

•	trends requiring recycling, waste reduction at the source and prohibiting the disposal of certain types of waste could have negative effects on volumes of waste going to landfills and waste-to-energy facilities;

•	efforts by labor unions to organize our employees may increase operating expenses and we may be unable to negotiate acceptable collective bargaining agreements with those who have chosen to be represented by unions, which could lead to labor disruptions, including strikes and lock-outs, which could adversely affect our results of operations and cash flows;

•	negative outcomes of litigation or threatened litigation or governmental proceedings may increase our costs, limit our ability to conduct or expand our operations, or limit our ability to execute our business plans and strategies;

•	problems with the operation of our current information technology or the development and deployment of new information systems could decrease our efficiencies and increase our costs;

•	the adoption of new accounting standards or interpretations may cause fluctuations in reported quarterly results of operations or adversely impact our reported results of operations; and

•	we may reduce or permanently eliminate our dividend or share repurchase program, reduce capital spending or cease acquisitions if cash flows are less than we expect and we are not able to obtain capital needed to refinance our debt obligations, including near-term maturities, on acceptable terms.

Unless required by law, we undertake no obligation to publicly update or revise any forward-looking statements to reflect events or developments after the date of this prospectus.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we filed with the SEC using a “shelf” registration process. We may offer and sell any combination of the securities described in this prospectus from time to time up to an indeterminate dollar amount, in one or more offerings.

The types of securities that we or selling securityholders may offer and sell from time to time pursuant to this prospectus are:

•	debt securities;

•	common stock;

•	preferred stock;

•	warrants;

•	guarantees; and

•	units consisting of any of the securities listed above.

Each time we or selling securityholders sell securities pursuant to this prospectus, we will describe in a prospectus supplement, which will be delivered with this prospectus, specific information about the offering and the terms of the particular securities offered. In each prospectus supplement we will include the following information, if applicable:

•	the type and amount of securities that we or selling securityholders propose to sell;

•	the initial public offering price of the securities;

•	the names of any underwriters or agents through or to which we or selling securityholders will sell the securities;

•	any compensation of those underwriters or agents; and

•	information about any securities exchanges or automated quotation systems on which the securities will be listed or traded.

In addition, the prospectus supplement may also add, update or change the information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the headings “Documents Incorporated by Reference” and “Where You Can Find More Information.”

Wherever references are made in this prospectus to information that will be included in a prospectus supplement, to the extent permitted by applicable law, rules or regulations, we may instead include such information or add, update or change the information contained in this prospectus (i) by means of a post-effective amendment to the registration statement of which this prospectus is a part; (ii) through filings we make with the SEC that are incorporated by reference into this prospectus; or (iii) by any other method as may then be permitted under applicable law, rules or regulations.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED IN OR DELIVERED WITH THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM OR IN ADDITION TO THE INFORMATION CONTAINED IN THIS DOCUMENT AND INCORPORATED BY REFERENCE INTO THIS PROSPECTUS.

We incorporate information into this prospectus by reference, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except to the extent superseded by information contained herein or by information contained in documents filed with or furnished to the SEC after the date of this prospectus. This prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC. These documents contain important information about us and our financial condition.

SEC Filing (Our SEC File Number is 1-1254)	Date Filed

Annual Report on Form 10-K (including the portions of our proxy statement for our 2009 annual meeting of stockholders incorporated by reference therein) for the year ended December 31, 2008	February 17, 2009
Quarterly report on Form 10-Q for the quarter ended March 31, 2009	April 29, 2009
Quarterly Report on Form 10-Q for the quarter ended June 30, 2009	July 30, 2009
Current Report on Form 8-K	February 26, 2009
Current Report on Form 8-K	February 27, 2009
Current Report on Form 8-K	March 2, 2009
Current Report on Form 8-K	May 12, 2009
Description of our Common Stock on Form 8-B	July 13, 1995

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus until all of the securities offered by this prospectus have been issued as described in this prospectus. These documents may include annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as proxy statements. We are not incorporating by reference any information furnished under items 2.02 or 7.01 (or corresponding information furnished under item 9.01 or included as an exhibit) in any past or future current report on Form 8-K that we may file with the SEC, unless otherwise specified in such current report.

You may obtain copies of any of these filings through Waste Management as described below, or through the SEC or through the SEC’s Internet website as described below. Documents incorporated by reference are available without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this prospectus, by requesting them in writing, by telephone or via the Internet at:

Waste Management, Inc.
1001 Fannin Street, Suite 4000
Houston, Texas 77002
Attn: Corporate Secretary
713-512-6200
www.wm.com

THE INFORMATION CONTAINED ON OUR WEBSITE DOES NOT CONSTITUTE A PART OF THIS PROSPECTUS.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy these materials at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about the operation of the SEC’s public reference room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains information we have filed electronically with the SEC, which you can access over the Internet at http://www.sec.gov. You can also obtain information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

This prospectus is part of a registration statement we have filed with the SEC relating to the securities we may offer. As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and the securities. The registration statement, exhibits and schedules are available at the SEC’s public reference room or through its Internet site.

THE COMPANY

We are the leading provider of integrated waste services in North America. Using our vast network of assets and employees, we provide a comprehensive range of waste management services. Through our subsidiaries we provide collection, transfer, recycling, disposal and waste-to-energy services. In providing these services, we actively pursue projects and initiatives that we believe make a positive difference for our environment, including recovering and processing the methane gas produced naturally by landfills into a renewable energy source. Our customers include commercial, industrial, municipal and residential customers, other waste management companies, electric utilities and governmental entities.

Our principal executive offices are located at 1001 Fannin Street, Suite 4000, Houston, Texas 77002 and our telephone number is (713) 512-6200.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus involves risk. Before acquiring any such securities, you should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and each subsequently filed Quarterly Report on Form 10-Q, the other information contained or incorporated by reference in this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods indicated:

	For the
	Six Months
	Ended		Year Ended December 31,
	June 30, 2009		2008		2007		2006		2005		2004

Ratio of earnings to fixed charges	3.9	x	4.5	x	4.0	x	3.5	x	3.2	x	3.5x

For the purposes of computing these ratios, earnings represents income before income taxes and losses in equity investments plus interest expense and implicit interest in rent expense. Fixed charges consists of interest expense, capitalized interest and implicit interest in rent expense.

USE OF PROCEEDS

Unless otherwise indicated in an accompanying prospectus supplement, we intend to use the net proceeds we receive from the sale of securities by us for general corporate purposes, which may include additions to working capital, refinancing existing indebtedness, capital expenditures and possible acquisitions. Unless otherwise specified in the applicable prospectus supplement, we will not receive any proceeds from the sale of securities by selling securityholders.

DESCRIPTION OF THE DEBT SECURITIES

The debt securities covered by this prospectus will be our general unsecured obligations. We will issue senior debt securities on a senior unsecured basis under an indenture, dated as of September 10, 1997, among Waste Management, as issuer, and Texas Commerce Bank National Association (now known as The Bank of New York Trust Company, N.A.), as trustee. We will issue subordinated debt securities under an indenture dated as of February 1, 1997, among Waste Management, as issuer, and The Bank of New York Trust Company, N.A., as trustee. The indentures are substantially identical, except for provisions relating to subordination and covenants.

We have summarized material provisions of the indentures and the debt securities below. This summary is not complete, and is subject, and qualified in its entirety by reference, to all the provisions of the applicable indenture, including the definition of certain terms. We have filed the indentures with the SEC as exhibits to the registration statement, and you should read the indentures for provisions that may be important to you. The following sets forth certain general terms and provisions of any debt securities offered by this prospectus. The particular terms of debt securities will be described in the prospectus supplement relating to those offered debt securities.

Provisions Applicable to Each Indenture

General.  Neither indenture limits the amount of debt securities that may be issued under that indenture, and neither limits the amount of other unsecured debt or securities that we may issue. We may issue debt securities under the indentures from time to time in one or more series, each in an amount authorized prior to issuance.

Terms.  The prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

•	whether the debt securities will be senior or subordinated debt securities;

•	the title of the debt securities;

•	the total principal amount of the debt securities;

•	whether the debt securities will be issued in individual certificates to each holder or in the form of temporary or permanent global securities held by a depositary on behalf of holders;

•	the date or dates on which the principal of and any premium on the debt securities will be payable;

•	any interest rate, the date from which interest will accrue, interest payment dates and record dates for interest payments;

•	any right to extend or defer the interest payment periods and the duration of the extension;

•	whether and under what circumstances any additional amounts with respect to the debt securities will be payable;

•	the place or places where payments on the debt securities will be payable;

•	any provisions for optional redemption or early repayment;

•	any provisions that would require the redemption, purchase or repayment of debt securities;

•	the denominations in which the debt securities will be issued;

•	whether payments on the debt securities will be payable in foreign currency or currency units or another form and whether payments will be payable by reference to any index or formula;

•	the portion of the principal amount of debt securities that will be payable if the maturity is accelerated, if other than the entire principal amount;

•	any additional means of defeasance of the debt securities, any additional conditions or limitations to defeasance of the debt securities or any changes to those conditions or limitations;

•	any changes or additions to the events of default or covenants described in this prospectus;

•	any restrictions or other provisions relating to the transfer or exchange of debt securities;

•	any terms for the conversion or exchange of the debt securities for other securities of Waste Management or any other entity;

•	with respect to the subordinated indenture, any changes to the subordination provisions for the subordinated debt securities; and

•	any other terms of the debt securities not inconsistent with the applicable indenture.

We may sell the debt securities at a discount, which may be substantial, below their stated principal amount. These debt securities may bear no interest or interest at a rate that at the time of issuance is below market rates. If we sell these debt securities, we will describe in the prospectus supplement any material United States federal income tax consequences and other special considerations.

If we sell any of the debt securities for any foreign currency or currency unit or if payments on the debt securities are payable in any foreign currency or currency unit, we will describe in the prospectus supplement the restrictions, elections, tax consequences, specific terms and other information relating to those debt securities and the foreign currency or currency unit.

Consolidation, Merger and Sale of Assets.  The indentures generally prohibit a consolidation or merger of Waste Management into another person, or a lease, transfer or disposition of all or substantially all of our assets to another person unless:

•	the resulting person formed or into which Waste Management is merged or the person which acquires all or substantially all of our assets assumes the performance of the covenants and obligations under the indentures and the due and punctual payments on the debt securities; and

•	immediately after giving effect to the transaction, no default or event of default would occur and be continuing or would result from the transaction.

Upon any such consolidation, merger or asset lease, transfer or disposition, the resulting entity or transferee will be substituted for us under the applicable indenture and debt securities. In the case of an asset transfer or disposition other than a lease, we will be released from the applicable indenture.

Events of Default.  Unless we inform you otherwise in the applicable prospectus supplement, the following are events of default with respect to a series of debt securities:

•	failure to pay interest on that series of debt securities for 30 days when due;

•	failure to pay principal of or any premium on that series of debt securities when due;

•	failure to deposit into any sinking fund when due;

•	failure to comply with any covenant or agreement in that series of debt securities or the applicable indenture (other than an agreement or covenant that has been included in the indenture solely for the benefit of other series of debt securities) for 60 days after written notice by the trustee in the case of the senior indenture and for 90 days after written notice by the trustee in the case of the subordinated indenture or by the holders of at least 25% in principal amount of the outstanding debt securities issued under that indenture that are affected by that failure;

•	specified events involving bankruptcy, insolvency or reorganization; and

•	any other event of default provided for that series of debt securities.

If an event of default for any series of debt securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of the series affected by the default may declare the principal of and all accrued and unpaid interest on those debt securities to be due and payable. The holders of a majority in principal amount of the outstanding debt securities of the series affected by the default may in some cases rescind this accelerated payment requirement.

A holder of a debt security of any series issued under an indenture may pursue any remedy under that indenture only if:

•	the holder gives the trustee written notice of a continuing event of default for that series;

•	the holders of at least 25% in principal amount of the outstanding debt securities of that series make a written request to the trustee to pursue the remedy;

•	the holders offer to the trustee indemnity satisfactory to the trustee;

•	the trustee fails to act for a period of 60 days after receipt of the request and offer of indemnity; and

•	during that 60-day period, the holders of a majority in principal amount of the debt securities of that series do not give the trustee a direction inconsistent with the request.

This provision does not, however, affect the right of a holder of a debt security to sue for enforcement of any overdue payment.

In most cases, holders of a majority in principal amount of the outstanding debt securities of a series (or of all debt securities issued under the applicable indenture that are affected, voting as one class) may direct the time, method and place of:

•	conducting any proceeding for any remedy available to the trustee; and

•	exercising any trust or power conferred on the trustee relating to or arising as a result of an event of default.

The indentures require us to file each year with the trustee a written statement as to our compliance with the covenants contained in the applicable indenture.

Modification and Waiver.  Each indenture may be amended or supplemented if the majority in principal amount of the outstanding debt securities of all series issued under that indenture that are affected by the amendment or supplement (acting as one class) consent to it. However, the subordinated indenture may not be amended to alter the subordination of any outstanding subordinated securities without the consent of each holder of senior debt then outstanding that would be adversely affected by the amendment. Additionally, without the consent of the holder of each debt security affected, no modification may:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or change the time for payment of interest on the debt security;

•	reduce the principal of the debt security or change its stated maturity;

•	reduce any premium payable on the redemption of the debt security or change the time at which the debt security may or must be redeemed;

•	change any obligation to pay additional amounts on the debt security;

•	change any obligation for us to maintain a paying agency;

•	make payments on the debt security payable in currency other than as originally stated in the debt security;

•	impair the holder’s right to institute suit for the enforcement of any payment on or with respect to the debt security;

•	make any change in the percentage of principal amount of debt securities necessary to waive compliance with certain provisions of the indenture or to make any change in the provision related to modification; or

•	adversely affect the right to convert subordinated debt securities, if applicable.

The holders of a majority in principal amount of the outstanding debt securities of any series (or, in some cases, of all debt securities issued under the applicable indenture, voting as one class) may waive any existing or past default or event of default with respect to those debt securities. Those holders may not, however, waive any

•	default or event of default in any payment on any debt security; or

•	compliance with a provision that cannot be amended or supplemented without the consent of each holder affected.

Defeasance.  When we use the term defeasance, we mean discharge from some or all of our obligations under the indentures. If any combination of funds or government securities are deposited with the trustee under an indenture sufficient to make payments on the debt securities of a series issued under that indenture on the dates those payments are due and payable, then, at our option, either of the following will occur:

•	we will be discharged from our obligations with respect to the debt securities of that series and, if applicable, the related guarantees (“legal defeasance”); or

•	we will no longer have any obligation to comply with the restrictive covenants, the merger covenant and other specified covenants under the applicable indenture, and the related events of default will no longer apply (“covenant defeasance”).

If a series of debt securities is defeased, the holders of the debt securities of the series affected will not be entitled to the benefits of the applicable indenture, except for obligations to register the transfer or exchange of debt securities, replace stolen, lost or mutilated debt securities, maintain paying agencies, hold moneys for payment in trust and, in the case of subordinated debt securities, no defeasance will affect our obligations respecting the conversion of debt securities into Common Stock. In the case of covenant defeasance, our obligation to pay principal, premium and interest on the debt securities will also survive.

Unless we inform you otherwise in the prospectus supplement, we will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the debt securities to recognize income, gain or loss for U.S. federal income tax purposes. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the U.S. Internal Revenue Service or a change in law to that effect.

Governing Law.  New York law will govern the indentures and the debt securities.

Trustee.  The Bank of New York Mellon Trust Company, N.A. is the trustee under the senior indenture and the subordinated indenture. The Bank of New York Trust Company, N.A. serves as trustee or custodian relating to a number of series of debt obligations of Waste Management as of December 31, 2008. Certain of The Bank of New York Trust Company, N.A.’s affiliates perform certain commercial banking services for us for which they receive customary fees and act as a lender under our current credit facility.

If an event of default occurs under an indenture and is continuing, the trustee under that indenture will be required to use the degree of care and skill of a prudent person in the conduct of that person’s own affairs. The trustee will become obligated to exercise any of its powers under that indenture at the request of any of the holders of any debt securities issued under that indenture only after those holders have offered the trustee indemnity satisfactory to it.

Each indenture contains limitations on the right of the trustee, if it becomes our creditor, to obtain payment of claims or to realize on certain property received for any such claim, as security or otherwise. The trustee is permitted to engage in other transactions with us. If, however, it acquires any conflicting interest, it must eliminate that conflict or resign.

Form, Exchange, Registration and Transfer.  The debt securities may be issued in registered form, without interest coupons, or in bearer form, with interest coupons attached, or both, as described in the prospectus supplement. There will be no service charge for any registration of transfer or exchange of the debt securities. However, payment of any transfer tax or similar governmental charge payable for that registration may be required.

Debt securities of any series will be exchangeable for other debt securities of the same series, the same total principal amount and the same terms but in different authorized denominations in accordance with the applicable indenture. Holders may present debt securities for registration of transfer at the office of the security registrar or any transfer agent we designate. The security registrar or transfer agent will affect the transfer or exchange if its requirements and the requirements of the applicable indenture are met.

The trustee will be appointed as security registrar for the debt securities. If a prospectus supplement refers to any transfer agents we initially designate, we may at any time rescind that designation or approve a change in the location through which any transfer agent acts. We are required to maintain an office or agency for transfers and exchanges in each place of payment. We may at any time designate additional transfer agents for any series of debt securities.

In the case of any redemption, we will not be required to register the transfer or exchange of:

•	any debt security during a period beginning 15 business days prior to the mailing of the relevant notice of redemption or repurchase and ending on the close of business on the day of mailing of such notice; or

•	any debt security that has been called for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

Payment and Paying Agents.  Unless we inform you otherwise in a prospectus supplement, payments on the debt securities will be made in U.S. dollars at the office of the trustee and any paying agent. At our option, however, payments may be made by wire transfer for global debt securities or by check mailed to the address of the person entitled to the payment as it appears in the security register. Unless we inform you otherwise in a prospectus supplement, interest payments may be made to the person in whose name the debt security is registered at the close of business on the record date for the interest payment.

Unless we inform you otherwise in a prospectus supplement, the trustee under the applicable indenture will be designated as the paying agent for payments on debt securities issued under that indenture. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.

If the principal of or any premium or interest on debt securities of a series is payable on a day that is not a business day, the payment will be made on the following business day. For these purposes, unless we inform you otherwise in a prospectus supplement, a “business day” is any day that is not a Saturday, a Sunday or a day on which banking institutions in any of New York, New York; Houston, Texas or a place of payment on the debt securities of that series is authorized or obligated by law, regulation or executive order to remain closed.

Subject to the requirements of any applicable abandoned property laws, the trustee and paying agent will pay to us upon written request any money held by them for payments on the debt securities that remains unclaimed for two years after the date upon which that payment has become due. After payment to us, holders entitled to the money must look to us for payment. In that case, all liability of the trustee or paying agent with respect to that money will cease.

Book-Entry Debt Securities.  The debt securities of a series may be issued in the form of one or more global debt securities that would be deposited with a depositary or its nominee identified in the prospectus supplement. Global debt securities may be issued in either temporary or permanent form. We will describe in the prospectus supplement the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global debt security.

Provisions Applicable Solely to Senior Debt Securities

Ranking and Guarantee.  The senior debt securities will constitute senior debt of Waste Management and will rank equally with all of the other series of debt securities issued under the senior indenture and will rank senior to all series of subordinated securities issued and outstanding from time to time. However, if the senior debt securities are not guaranteed by Waste Management Holdings, then such securities will be structurally subordinated to all senior debt that is so guaranteed. If provided in a prospectus supplement, Waste Management Holdings may fully and unconditionally guarantee on a senior unsecured basis the full and prompt payment of the principal of and any premium and interest on the senior debt securities issued by Waste Management when and as the payment becomes due and payable, whether at maturity or otherwise.

Restrictive Covenants.  We have agreed to two principal restrictions on our activities for the benefit of holders of the senior debt securities. The restrictive covenants summarized below will apply to a series of senior debt securities (unless waived or amended) as long as any of those debt securities are outstanding, unless the prospectus supplement for the series states otherwise. We have used in this summary description capitalized terms that we have defined below under “Glossary.”

Limitation on Liens

We have agreed that we and our Restricted Subsidiaries will create, issue, incur or assume Indebtedness secured by a lien upon a Principal Property only if the outstanding senior debt securities are secured equally and ratably with or prior to the Indebtedness secured by that lien. This covenant has exceptions that permit:

(a) liens on the property or assets existing at the time of acquisition which secure obligations assumed by us or our Restricted Subsidiaries;

(b) conditional sales agreements with respect to any property or assets acquired by us or a Restricted Subsidiary;

(c) liens on the property, assets or stock of an entity at the time the entity is merged into or consolidated with us or a Restricted Subsidiary or at the time the entity becomes a Restricted Subsidiary;

(d) liens on the property, assets or stock of an entity that becomes us in accordance with “Provisions Applicable to Debt Securities — Consolidation, Merger and Sale of Assets,” above;

(e) liens on assets either:

•	existing at the time of, or created within 360 days after, the acquisition of the assets, or

•	securing Indebtedness incurred to finance all or part of the purchase price of the assets or the cost of constructing, improving, developing or expanding the assets that was incurred before, at the time of, or created within 360 days after, the later of the completion of construction, improvement, development or expansion or the commencement of commercial operation of the assets;

(f) intercompany liens;

(g) mechanics’, materialmen’s and like liens incurred in the ordinary course of business;

(h) liens arising by deposits or security given to governmental agencies required in order to do business with the government;

(i) liens for taxes, assessments or governmental charges not yet delinquent or being contested in good faith;

(j) liens in connection with legal proceedings so long as the proceeding is being contested in good faith or execution thereon is stayed;

(k) landlord’s liens on fixtures located on property leased by us or Restricted Subsidiaries in the ordinary course of business;

(l) liens in favor of any governmental authority in connection with the financing of the cost of construction or acquisition of property;

(m) liens arising due to deposits to qualify us or a Restricted Subsidiary to do business, maintain self-insurance or obtain the benefit of or comply with laws;

(n) liens securing industrial development, pollution control or other revenue bonds of a domestic government entity;

(o) liens arising in connection with the sale of accounts receivable; and

(p) any extensions, substitutions, replacements or renewals of the above-described liens or any Indebtedness secured by these liens if the lien is limited to the property (plus any improvements) secured by the original lien.

In addition, without securing the senior debt securities as described above, we and our Restricted Subsidiaries may issue, assume or guarantee Indebtedness that this covenant would otherwise restrict in a total principal amount that, when added to all other outstanding Indebtedness that this covenant would otherwise restrict and the total amount of Attributable Debt outstanding for Sale/Leaseback Transactions, does not exceed 15% of Consolidated Net Tangible Assets. When calculating this total principal amount, we exclude from the calculation Attributable Debt from Sale/Leaseback Transactions in connection with which we have purchased property or retired or defeased Indebtedness as described in clause (b) below under “Limitation on Sale/Leaseback Transactions.”

Limitation on Sale/Leaseback Transactions

Unless provided otherwise in a prospectus supplement, we and our Restricted Subsidiaries will not enter into a Sale/Leaseback Transaction unless at least one of the following applies:

(a) we or that Restricted Subsidiary could incur Indebtedness in a principal amount equal to the Attributable Debt for that Sale/Leaseback Transaction and, without violating the “Limitation on Liens” covenant, could secure that debt by a lien on the property to be leased without equally and ratably securing the senior debt securities;

(b) within 180 days after the effective date of any Sale/Leaseback Transaction, we will apply the net proceeds of the Sale/Leaseback Transaction to the voluntary defeasance or retirement of any senior debt securities issued under the senior indenture or to the acquisition or capital improvement of a Principal Property; or

(c) within 180 days after entering into the Sale/Leaseback Transaction, we have entered into a commitment to expend for the acquisition or capital improvement of a Principal Property an amount equal to the fair value (as determined by our Board of Directors) of the property to be leased.

Notwithstanding the above, we and our Restricted Subsidiaries may effect a Sale/Leaseback Transaction that is not allowable under the clauses above provided that the Attributable Debt associated with the transaction, together with the aggregate principal amount of debt secured by liens on Principal Property not acceptable under the “Limitation on Liens” covenant, do not exceed 15% of Consolidated Net Tangible Assets.

Glossary

“Attributable Debt” means the present value of the rental payments during the remaining term of the lease included in the Sale/Leaseback Transaction. To determine that present value, we use a discount rate equal to the lease rate of the Sale/Leaseback Transaction. For these purposes, rental payments do not include any amounts required to be paid for taxes, maintenance, repairs, insurance, assessments, utilities, operating and labor costs and other items that do not constitute payments for property rights. In the case of any lease that the lessee may terminate by paying a penalty, if the net amount (including payment of the penalty) would be reduced if the lessee terminated the lease on the first date that it could be terminated, then this lower net amount will be used.

“Consolidated Net Tangible Assets” means the total amount of assets of Waste Management, Inc. and its consolidated subsidiaries less:

•	all current liabilities (excluding liabilities that are extendable or renewable at our option to a date more than 12 months after the date of calculation and excluding current maturities of long-term debt); and

•	the value of all intangible assets.

We will calculate Consolidated Net Tangible Assets based on our most recent quarterly balance sheet.

“Indebtedness” means (a) all obligations for borrowed money or on which interest charges are customarily paid, all as shown on the balance sheet of the indebted party and (b) all guarantees of Indebtedness.

“Restricted Subsidiary” means any Subsidiary (a) principally engaged in, or whose principal assets consist of property used by us or any Restricted Subsidiary in the storage, collection, transfer, interim processing or disposal of waste within the United States or Canada or (b) which we designate as a Restricted Subsidiary in an officer’s certificate delivered to the trustee.

“Principal Property” means any waste processing, waste disposal or resource recovery plant or similar facility located within the United States or Canada and owned by, or leased to, us by any Restricted Subsidiary except (a) any such plant or facility (i) owned or leased jointly or in common with one or more persons other than us and any Restricted Subsidiaries in which our and our Restricted Subsidiaries’ interest does not exceed 50%, or (ii) which our Board of Directors determines is not material in importance to our total business or (b) any portion of such plant or facility which our Board of Directors determines in good faith not to be of material importance to the use or operation thereof.

“Sale/Leaseback Transaction” means any arrangement with anyone under which we or our Restricted Subsidiaries lease any Principal Property that we or such Restricted Subsidiary has sold or transferred or will sell or transfer to that person. This term excludes the following:

•	temporary leases for a term of not more than three years; and

•	intercompany leases.

“Subsidiary” means an entity at least a majority of the outstanding voting stock of which is owned, directly or indirectly, by us or by one or more other Subsidiaries, or by us and one or more other Subsidiaries.

Provisions Applicable Solely to Subordinated Debt Securities

Ranking.  The subordinated debt securities will rank junior to all of our senior debt and may rank equally with or senior to our other subordinated debt that may be outstanding from time to time.

Subordination.  Under the subordinated indenture, payment of the principal of and any premium and interest on the subordinated debt securities will generally be subordinated and junior in right of payment to the prior payment in full of all senior indebtedness. Unless we inform you otherwise in the prospectus supplement, we may not make any payment of principal of or any premium or interest on the subordinated debt securities if we fail to pay the principal, interest, premium or any other amounts on any senior indebtedness when due. The subordination does not affect our obligation to make payments in our capital stock pursuant to any conversion right or otherwise made on our capital stock.

The subordinated indenture does not limit the amount of senior indebtedness that we may incur. As a result of the subordination of the subordinated debt securities, if we become insolvent, holders of subordinated debt securities may receive less on a proportionate basis than other creditors.

DESCRIPTION OF GUARANTEES

Waste Management Holdings may fully and unconditionally guarantee our payment obligations under any series of debt securities. If a series of debt securities is so guaranteed, Waste Management Holdings will execute a separate guarantee agreement or a supplemental indenture as further evidence of its guarantee. We will provide the specific terms of any guarantee in the prospectus supplement.

The obligations of Waste Management Holdings under its guarantee will be limited to the maximum amount that will not result in the obligations of Waste Management Holdings under the guarantee constituting a fraudulent conveyance or fraudulent transfer under federal or state law. The specific provisions under which Waste Management Holdings may be released and discharged from its guarantee will be set forth in the prospectus supplement.

If a series of debt securities is guaranteed by and is designated as subordinate to our senior indebtedness, then those guarantees by Waste Management Holdings will be subordinated to the senior indebtedness of Waste Management Holdings on substantially the same extent as the series is subordinated to our senior indebtedness.

DESCRIPTION OF CAPITAL STOCK

General

We may issue shares of our common stock to purchasers or in order to settle litigation or other claims or to satisfy judgment or arbitration awards. We may also issue shares of common stock to persons upon exercise of any convertible securities issued hereunder. The terms of any offering of common stock will be provided in a prospectus supplement.

We are authorized to issue 1,500,000,000 shares of common stock, of which 490,957,915 shares were outstanding at September 18, 2009. We are also authorized to issue 10,000,000 shares of preferred stock, none of which were outstanding on that date.

Common stock

Dividends.  Holders of common stock are entitled to receive dividends when declared by our Board of Directors. In certain cases, common stockholders may not receive dividends until we satisfy our obligations to any preferred stockholders.

Voting Rights.  Each share of common stock is entitled to one vote in the election of directors and in each other matter we may ask stockholders to vote on. Common stockholders do not have cumulative voting rights. Accordingly, the holders of a majority of shares voting for the election of directors can elect all of the directors standing for election.

Fully Paid Status.  All outstanding shares of our common stock are validly issued, fully paid and non-assessable. The shares offered hereby will also be, upon issuance and sale, validly issued, fully paid and non-assessable.

Liquidation or Dissolution.  If we liquidate, dissolve or wind up our business, whether or not voluntarily, common stockholders will share ratably in the assets remaining after we pay our creditors and any preferred stockholders.

Listing.  Our common stock is listed on the New York Stock Exchange under the trading symbol “WM.”

Transfer Agent and Registrar.  The transfer agent and registrar for our common stock is BNY Mellon Shareowner Services in Jersey City, New Jersey.

Preferred stock

The Board of Directors is authorized, without obtaining stockholder approval, to issue one or more series of preferred stock. The Board’s authority includes determining the number of shares of each series and the rights, preferences and limitations of each series, including voting rights, dividend rights, conversion rights, redemption rights and any liquidation preferences. In this regard, the Board may issue preferred stock with voting and conversion rights that could adversely affect the voting power of the holders of common stock, and dividend or liquidation preferences that would restrict common stock dividends or adversely affect the assets available for distribution to holders of shares of common stock in the event of our dissolution.

Authorized but unissued shares

Authorized but unissued shares of common stock or preferred stock can be reserved for issuance by the Board of Directors from time to time, without stockholder action, for stock dividends or stock splits, to raise equity capital and to structure future corporate transactions, including acquisitions, as well as for other proper corporate purposes. Stockholders have no preemptive rights.

Delaware law and certain provisions of our Certificate of Incorporation

We are a Delaware corporation and are governed by the Delaware General Corporation Law, in addition to our Certificate of Incorporation and Bylaws, certain provisions of which are summarized below. You should read the actual provisions of these documents.

Section 203 of the Delaware law provides that an “Interested Stockholder,” which is generally defined to mean any beneficial owner of 15% to 85% of the corporation’s voting stock, may not engage in any “business combination” with the corporation for a period of three years after the date on which the person became an Interested Stockholder, unless:

•	prior to such date, the corporation’s board of directors approved either the business combination or the transaction in which the stockholder became an Interested Stockholder; or

•	subsequent to such date, the business combination is approved by the corporation’s board of directors and authorized at a stockholders’ meeting by a vote of at least two-thirds of the corporation’s outstanding voting stock not owned by the Interested Stockholder.

Section 203 defines the term “business combination” to include mergers, asset sales and other transactions resulting in a financial benefit to the Interested Stockholder.

The provisions of Section 203, combined with the Board of Directors’ authority to issue preferred stock without further stockholder action, could delay or frustrate a change in control or discourage, impede or prevent a merger, tender offer or proxy contest involving us, even if such an event would be favorable to the interests of our stockholders. Our stockholders, by adopting an amendment to the Certificate of Incorporation, may elect not to be governed by Section 203. Such an election would be effective 12 months after its adoption.

Limitation of liability and indemnification of officers and directors

Our Certificate of Incorporation provides that our directors are not liable for monetary damages for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions or derived an improper personal benefit from their action as directors.

Our Bylaws provide for indemnification of each officer and director to the fullest extent permitted by Delaware law. Section 145 of the Delaware General Corporation Law grants us the power to indemnify each officer and director against liabilities and expenses incurred by reason of the fact that he is or was an officer or director if the individual (1) acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the company, and (2) with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. In addition, we have entered into indemnification agreements with each of our directors as well as certain of our executive officers. These agreements generally provide that the individuals will be indemnified to the fullest extent of Delaware law.

We have also purchased directors’ and officers’ liability insurance. Section 145 of the Delaware General Corporation Law allows us to purchase such insurance whether or not we would have the power to indemnify an officer or director under the provisions of Section 145.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers or controlling persons pursuant to the foregoing provisions, we have been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

DESCRIPTION OF OTHER SECURITIES

We will set forth in the applicable prospectus supplement a description of any warrants or units that may be offered pursuant to this prospectus.

PLAN OF DISTRIBUTION

The securities being offered by this prospectus may be sold by us or by a selling securityholder:

•	through agents,

•	to or through underwriters,

•	through broker-dealers (acting as agent or principal),

•	directly by us or a selling securityholder to purchasers, through a specific bidding or auction process or otherwise,

•	through a combination of any such methods of sale,

•	through any other methods described in a prospectus supplement

The distribution of securities may be effected from time to time in one or more transactions, including block transactions and transactions on the New York Stock Exchange or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

Agents may from time to time solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and the applicable prospectus supplement will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we, a selling securityholder, or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.

We or a selling securityholder may directly solicit offers to purchase the securities and we or a selling securityholder may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters and dealers may be entitled under agreements that may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries in the ordinary course of business.

Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

Any person participating in the distribution of common stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock. These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

SELLING SECURITYHOLDERS

Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act that are incorporated by reference.

LEGAL MATTERS

In connection with particular offerings of the securities in the future, and if stated in the applicable prospectus supplements, the validity of those securities will be passed upon for us by counsel named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Waste Management, Inc. appearing in Waste Management, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2008 including the schedule appearing therein, and the effectiveness of Waste Management, Inc.’s internal control over financial reporting as of December 31, 2008, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the estimated fees and expenses payable by the Company in connection with the registration of the securities registered hereby:

SEC Registration fee	$	*
Legal fees and expenses	$	+
Accounting fees and expenses	$	+
Printing fees	$	+
Rating agency	$	+
Trustee’s fees and expenses	$	+
Miscellaneous	$	+

Total	$

*	In accordance with Rule 456(b) and 457(r), we are deferring payment of the registration fee for the securities offered by this prospectus.

+	Estimated expenses are not presently known.

Item 15.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) makes provision for the indemnification of officers and directors of corporations in terms sufficiently broad to indemnify the officers and directors of the Company under certain circumstances from liabilities (including reimbursement of expenses incurred) arising under the Securities Act. Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases, or (iv) for any transaction from which the director derived an improper personal benefit.

As permitted by the DGCL, the Company’s certificate of incorporation provides that, to the fullest extent permitted by the DGCL or decisional law, no director shall be personally liable to the Company or to its stockholders for monetary damages for breach of his fiduciary duty as a director. The effect of this provision in the certificate of incorporation is to eliminate the rights of the Company and its stockholders (through stockholders’ derivative suits on behalf of the Company) to recover monetary damages against a director for breach of fiduciary duty as a director thereof (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i)-(iv), inclusive, above. These provisions will not alter the liability of directors under federal securities laws.

The Company’s bylaws (the “bylaws”) provide that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or other proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he, is or was a director or officer, against all expenses, liability and loss (including attorneys’ fees, judgments, fines, and amounts paid or to be paid in settlement) reasonably incurred, to the fullest extent authorized by the DGCL, provided that the Company shall indemnify such person in connection with any such action, suit or proceeding initiated by such person only if authorized by the Board of Directors of the Company or brought to enforce certain indemnification rights.

The bylaws also provide that expenses incurred by an officer or director of the Company (acting in his capacity as such) in defending any such action, suit or proceeding shall be paid by the Company, provided that if required by the DGCL such expenses shall be advanced only upon delivery to the Company of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company.

The bylaws also provide that indemnification provided for in the bylaws shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that any right of indemnification or protection provided under the bylaws shall not be adversely affected by any amendment, repeal, or modification of the bylaws; and that the Company may purchase and maintain insurance to protect itself and any such person against any such expenses, liability and loss, whether or not the Company would have the power to indemnify such person against such expenses, liability or loss under the DGCL or the bylaws.

In addition to the above, the Company has entered into indemnification agreements with each of its directors and certain of its officers. The indemnification agreements provide directors and officers with the same indemnification by the Company as described above and assure directors and officers that indemnification will continue to be provided despite future changes in the bylaws of the Company. The Company also provides indemnity insurance pursuant to which officers and directors are indemnified or insured against liability or loss under certain circumstances, which may include liability or related loss under the Securities Act and the Exchange Act.

Item 16.	Exhibits.

See Exhibit Index attached hereto and incorporated by reference.

Item 17.	Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus related, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for purposes of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust indenture Act.

(8) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 22nd day of September, 2009.

WASTE MANAGEMENT, INC.

/s/  David P. Steiner

David P. Steiner, Chief Executive Officer

POWERS OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that the individuals whose signature appears below hereby constitute and appoint David P. Steiner, Robert G. Simpson and Rick L Wittenbraker, and each of them severally, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments and amendments filed pursuant to 462(b) under the Securities Act of 1933) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or of his substitute or substitutes, may lawfully do to cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on September 22, 2009.

Signature	Title

/s/ David P. Steiner David P. Steiner	Chief Executive Officer and Director (Principal Executive Officer)

/s/ Robert G. Simpson Robert G. Simpson	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Greg A. Robertson Greg A. Robertson	Vice President and Chief Accounting Officer (Principal Accounting Officer)

/s/ Pastora San Juan Cafferty Pastora San Juan Cafferty	Director

/s/ Frank M. Clark, Jr. Frank M. Clark, Jr.	Director

/s/ Patrick W. Gross Patrick W. Gross	Director

Signature	Title

/s/ John C. Pope John C. Pope	Director

/s/ W. Robert Reum W. Robert Reum	Director

/s/ Steven G. Rothmeier Steven G. Rothmeier	Director

/s/ Thomas H. Weidemeyer Thomas H. Weidemeyer	Director

SIGNATURES

Pursuant to the requirements of the Securities Act, the Waste Management Holdings, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 22nd day of September, 2009.

WASTE MANAGEMENT HOLDINGS, INC.

/s/  Don P. Carpenter
Don P. Carpenter, President

POWERS OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that the individuals whose signature appears below hereby constitute and appoint Amanda K. Maki and John S. Tsai, and each of them severally, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments and amendments filed pursuant to 462(b) under the Securities Act of 1933) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or of his substitute or substitutes, may lawfully do to cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on September 22, 2009.

Signature	Title

/s/ Don P. Carpenter Don P. Carpenter	President (Principal Executive Officer)

/s/ Greg A. Robertson Greg A. Robertson	Vice President, Chief Financial Officer and Controller (Principal Financial and Accounting Officer)

/s/ Linda J. Smith Linda J. Smith	Director

EXHIBIT INDEX

Exhibit
Number		Description

*1	.1	Form of Underwriting Agreement (Debt Securities).
*1	.2	Form of Underwriting Agreement (Equity Securities).
3.1		Certificate of Incorporation of Waste Management, Inc. (Incorporated herein by reference to Exhibit 3.1 to the Quarterly Report on Form 10-Q for the quarter ended June 30, 2002).
3.2		Bylaws of Waste Management, Inc. (Incorporated herein by reference to Exhibit 3.2 to Current Report on Form 8-K dated December 11, 2008).
3.3		Certificate of Incorporation of Waste Management Holdings, Inc.
3.4		Bylaws of Waste Management Holdings, Inc.
4.1		Specimen certificate of Common Stock.
4.2		Senior indenture dated as of September 10, 1997 (Incorporated herein by reference to Exhibit 4.1 to Current Report on Form 8-K filed September 24, 1997).
4.3		Subordinated indenture dated as of February 1, 1997 (Incorporated herein by reference to Exhibit 4.1 to Current Report on Form 8-K filed February 7, 1997).
*4	.4	Form of Debt Securities.
*4	.5	Form of Guarantee Agreement.
*4	.6	Form of Warrant Agreement.
*4	.7	Form of Unit Agreement.
5.1		Legal opinion of Amanda K. Maki regarding the legality of the securities being registered under this registration statement.
12.1		Statement regarding computation of ratio of earnings to fixed charges (Incorporated herein by reference to Exhibit 12.1 to Registrant’s Annual Report on Form 10-K for the year ended December 31, 2008).
23.1		Consent of Amanda K. Maki (included in Exhibits 5.1).
23.2		Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
24		Powers of Attorney (Included on Page II-5 as part of the signature pages hereto).
25.1		Statement of Eligibility of Trustee on Form T-1 with respect to the senior indenture.
25.2		Statement of Eligibility of Trustee on Form T-1 with respect to the subordinated indenture.

*	To be filed by amendment to this Registration Statement or as an exhibit to a periodic report filed under the Securities Exchange Act of 1934, as amended.